Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2018, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2018.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Andrea Simpson
Investor Relations Associate	Vice President, Marketing
301.998.8265	617.684.1511
lbrady@federalrealty.com	asimpson@federalrealty.com

Federal Realty Investment Trust Announces First Quarter 2018 Operating Results

- Reports 3.8% comparable property POI growth and 22% comparable lease rollover -

ROCKVILLE, Md. (May 2, 2018) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2018. Highlights of the quarter and recent activity include:

•	Generated earnings per diluted share of $0.81 for the quarter compared to $0.78 in first quarter 2017.

•	Generated funds from operations available for common shareholders (FFO) per diluted share of $1.52 for the quarter compared to $1.45 in first quarter 2017.

•	Generated comparable property property operating income (POI) growth of 3.8% for the first quarter.

•	Signed leases for 403,250 sf of comparable space in the first quarter at an average rent of $31.51 psf and achieved cash basis rollover growth on those comparable spaces of 22%.

•	Maintained our 2018 FFO per diluted share guidance range to $6.08 - $6.24.

“We’re very pleased with our first quarter results,” said Donald C. Wood, President and Chief Executive Officer. “The combination of new retail tenant openings on both coasts, strong residential occupancy at our mixed use destinations and disciplined spending have come together for an impressive and powerful financial result in the quarter.”

Financial Results
Net income available for common shareholders was $59.2 million and earnings per diluted share was $0.81 for first quarter 2018 versus $56.1 million and $0.78, respectively, for first quarter 2017
In the first quarter 2018, Federal Realty generated FFO of $112.4 million, or $1.52 per diluted share. This compares to FFO of $105.8 million, or $1.45 per diluted share, in first quarter 2017.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In first quarter 2018, comparable property POI increased 3.8%. Comparable property POI represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment.
The overall portfolio was 94.8% leased as of March 31, 2018 compared to 94.6% on March 31, 2017. Federal Realty’s comparable property portfolio was 95.3% leased on March 31, 2018 compared to 95.1% on March 31, 2017.
During the first quarter 2018, on a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 78 leases for 403,250 square feet at an average cash basis contractual rent increase (i.e., excluding the impact of straight-line rents) of 22%. The average contractual rent on this comparable space for the first year of the new leases is $31.51 per square foot compared to the average contractual rent of $25.91 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a straight-line basis, rent increases for comparable retail space averaged 31% for first quarter 2018.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.00 per common share, resulting in an indicated annual rate of $4.00 per common share. The regular common dividend will be payable on July 16, 2018 to common shareholders of record as of June 22, 2018.

Guidance
Federal Realty maintained its 2018 guidance for FFO per diluted share of $6.08 to $6.24 and updated 2018 earnings per diluted share guidance to $3.05 to $3.21.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2018 earnings conference call, which is scheduled for Thursday, May 3, 2018 at 11:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 9071259 (required). A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through May 10, 2018 by dialing 855.859.2056; Passcode: 9071259.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,000 tenants, in approximately 24 million square feet, and over 2,500 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 50 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2018, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2018.

Federal Realty Investment Trust
Consolidated Income Statements
March 31, 2018
	Three Months Ended
	March 31,
	2018	2017
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$220,581	$204,447
Other property income	4,067	2,190
Mortgage interest income	757	752
Total revenue	225,405	207,389
EXPENSES
Rental expenses	44,773	41,109
Real estate taxes	28,448	25,090
General and administrative	7,929	8,267
Depreciation and amortization	58,110	51,379
Total operating expenses	139,260	125,845
OPERATING INCOME	86,145	81,544
Other interest income	179	106
Interest expense	(26,184)	(23,758)
Loss from real estate partnerships	(525)	—
INCOME FROM CONTINUING OPERATIONS	59,615	57,892
Gain on sale of real estate, net	3,316	178
NET INCOME	62,931	58,070
Net income attributable to noncontrolling interests	(1,684)	(1,880)
NET INCOME ATTRIBUTABLE TO THE TRUST	61,247	56,190
Dividends on preferred shares	(2,010)	(135)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$59,237	$56,055
EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.81	$0.78
Weighted average number of common shares	72,905	71,862
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.81	$0.78
Weighted average number of common shares	72,968	72,005

Federal Realty Investment Trust
Consolidated Balance Sheets
March 31, 2018
	March 31,	December 31,
	2018	2017
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,656,951 and $1,639,486 of consolidated variable interest entities, respectively)	$7,051,962	$6,950,188
Construction-in-progress (including $39,171 and $43,393 of consolidated variable interest entities, respectively)	633,090	684,873
Assets held for sale	36,905	—
	7,721,957	7,635,061
Less accumulated depreciation and amortization (including $257,604 and $247,410 of consolidated variable interest entities, respectively)	(1,922,110)	(1,876,544)
Net real estate	5,799,847	5,758,517
Cash and cash equivalents	64,407	15,188
Accounts and notes receivable, net	143,148	209,877
Mortgage notes receivable, net	30,429	30,429
Investment in real estate partnerships	23,513	23,941
Prepaid expenses and other assets	232,281	237,803
TOTAL ASSETS	$6,293,625	$6,275,755
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $448,641 and $460,372 of consolidated variable interest entities, respectively)	$479,333	$491,505
Capital lease obligations	71,547	71,556
Notes payable, net	382,396	320,265
Senior notes and debentures, net	2,402,138	2,401,440
Accounts payable and accrued expenses	181,361	196,332
Dividends payable	75,667	75,931
Security deposits payable	17,072	16,667
Other liabilities and deferred credits	169,460	169,388
Total liabilities	3,778,974	3,743,084
Commitments and contingencies
Redeemable noncontrolling interests	141,541	141,157
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 73,216,520 and 73,090,877 shares issued and outstanding, respectively	735	733
Additional paid-in capital	2,859,717	2,855,321
Accumulated dividends in excess of net income	(769,311)	(749,367)
Accumulated other comprehensive loss	489	22
Total shareholders’ equity of the Trust	2,251,627	2,266,706
Noncontrolling interests	121,483	124,808
Total shareholders’ equity	2,373,110	2,391,514
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,293,625	$6,275,755

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
March 31, 2018
	Three Months Ended
	March 31,
	2018	2017
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$62,931	$58,070
Net income attributable to noncontrolling interests	(1,684)	(1,880)
Gain on sale of real estate, net (2)	(3,316)	(70)
Depreciation and amortization of real estate assets	51,351	44,682
Amortization of initial direct costs of leases	4,600	4,684
Funds from operations	113,882	105,486
Dividends on preferred shares (3)	(1,875)	(135)
Income attributable to operating partnership units	775	784
Income attributable to unvested shares	(388)	(340)
FFO	$112,394	$105,795
Weighted average number of common shares, diluted (3)	73,838	72,805
FFO per diluted share	$1.52	$1.45

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$66,726	$105,826
Tenant improvements and incentives	11,774	9,150
Total non-maintenance capital expenditures	78,500	114,976
Maintenance capital expenditures	3,337	3,427
Total capital expenditures	$81,837	$118,403

Dividends and Payout Ratios
Regular common dividends declared	$73,153	$70,696
Dividend payout ratio as a percentage of FFO	65%	67%

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,333	3,231
Depreciation and Amortization	(1,719)	(1,389)
Interest Expense	(705)	(746)
Net income	$909	$1,096

Notes:

1)	See Glossary of Terms.

2)
Gain on sale of real estate for the three months ended March 31, 2018 is related to condominium units sold at Assembly Row and Pike & Rose. Effective January 1, 2018, we adopted a new accounting standard related to revenue recognition, which results in a change in our revenue recognition policy for condominium sales. See Note 2 of our March 31, 2018 Form 10-Q for additional information regarding the adoption.

3)
For the three months ended March 31, 2018, dividends on our Series 1 preferred shares are not deducted in the calculation of FFO available to common shareholders, as the related shares are dilutive and included in "weighted average common shares, diluted."

4)	Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

Federal Realty Investment Trust
Market Data
March 31, 2018
	March 31,
	2018	2017
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	73,979	73,037
Market price per common share	$116.11	$133.50
Common equity market capitalization including operating partnership units	$8,589,702	$9,750,440

Series C preferred shares outstanding	6	—
Liquidation price per Series C preferred share	$25,000.00	—
Series C preferred equity market capitalization	$150,000	$—

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$8,749,702	$9,760,440

Total debt (3)	3,335,414	3,013,369

Total market capitalization	$12,085,116	$12,773,809

Total debt to market capitalization at market price per common share	28%	24%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	97%	93%
Variable rate debt	3%	7%
	100%	100%
Notes:

1)	Amounts include 762,487 and 799,962 operating partnership units outstanding at March 31, 2018 and 2017, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs from our consolidated balance sheet.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
March 31, 2018
	Three Months Ended
	March 31,
	2018	2017
	(in thousands)
Minimum rents (1)
Retail and commercial	$152,150	$142,143
Residential	16,015	13,503
Cost reimbursements	45,204	41,518
Percentage rents	2,774	2,823
Other	4,438	4,460
Total rental income	$220,581	$204,447

Notes:

1)
Minimum rents include $1.9 million and $3.6 million for the three months ended March 31, 2018 and 2017, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.8 million and $1.1 million for the three months ended March 31, 2018 and 2017, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
March 31, 2018

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q1 include: Assembly Row - Phase 2, CocoWalk, Pike & Rose, The Point at Plaza El Segundo, The Shops at Sunset Place, Towson Residential, 700 Santana Row, and all properties acquired or disposed of from Q1 2017 to Q1 2018. Comparable Property property operating income (“Comparable Property POI”) is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	March 31,
	2018	2017
	(in thousands)
Operating Income	$86,145	$81,544
Add:
Depreciation and amortization	58,110	51,379
General and administrative	7,929	8,267
Property operating income (POI)	152,184	141,190
Less: Non-comparable POI - acquisitions/dispositions	(5,578)	(1,470)
Less: Non-comparable POI - redevelopment, development & other	(10,741)	(8,782)
Comparable Property POI	$135,865	$130,938

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	March 31,
	2018	2017	% Change
	(in thousands)
Rental income	$192,387	$187,052
Other property income	3,736	2,252
	196,123	189,304

Rental expenses	(36,422)	(35,813)
Real estate taxes	(23,836)	(22,553)
	(60,258)	(58,366)

Comparable Property POI	$135,865	$130,938	3.8%

Comparable Property POI as a percentage of total POI	89%	93%

Comparable Property - Occupancy Statistics (1)
	At March 31,
	2018	2017
GLA - comparable retail properties	21,289,000	21,308,000
Leased % - comparable retail properties	95.3%	95.1%
Occupancy % - comparable retail properties	93.8%	93.5%

Comparable Property - Summary of Capital Expenditures (2)
	Three Months Ended
	March 31,
	2018	2017
	(in thousands)
Redevelopment and tenant improvements and incentives	$23,988	$27,748
Maintenance capital expenditures	3,221	2,629
	$27,209	$30,377

Notes:
1)	See page 25 for entire portfolio occupancy statistics.
2)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
March 31, 2018
	As of March 31, 2018
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (4)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Rollingwood Apartments	5/1/2019	5.54%	$20,697
The Shops at Sunset Place	9/1/2020	5.62%	66,064
29th Place	1/31/2021	5.91%	4,286
Sylmar Towne Center	6/6/2021	5.39%	17,271
Plaza Del Sol	12/1/2021	5.23%	8,538
The AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	70,625
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	13,123
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,187
Subtotal			479,596
Net unamortized premium and debt issuance costs			(263)
Total mortgages payable, net			479,333		4.10%

Notes payable
Unsecured fixed rate
Term loan (2)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	4,815
Unsecured variable rate
Revolving credit facility (3)	4/20/2020	LIBOR + 0.825%	103,000
Subtotal			382,815
Net unamortized debt issuance costs			(419)
Total notes payable, net			382,396		2.87%	(5)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			2,419,200
Net unamortized discount and debt issuance costs			(17,062)
Total senior notes and debentures, net			2,402,138		3.76%

Capital lease obligations
Various	Various through 2106	Various	71,547		8.04%
Total debt and capital lease obligations, net			$3,335,414

Total fixed rate debt and capital lease obligations, net			$3,232,414	97%	3.84%
Total variable rate debt			103,000	3%	2.59%	(5)
Total debt and capital lease obligations, net			$3,335,414	100%	3.80%	(5)

	Three Months Ended
	March 31,
	2018	2017
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (6)	4.13x	4.48x

Notes:

1)
Mortgages payable does not include our share of the debt on our unconsolidated real estate partnerships. At March 31, 2018, our share was approximately $32.6 million. At March 31, 2018, our noncontrolling interests share of mortgages payable was $46.0 million.

2)
Our $275.0 million term loan is subject to a one year extension, at our option, which would extend the maturity date to November 21, 2019. We also entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

3)
The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2018 was $133.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 2.4%.

4)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 5.

5)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had $103.0 million outstanding on March 31, 2018. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 2. The term loan is included in fixed rate debt.

6)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2018
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2018	$4,797	$275,000	(1)	$279,797		8.3%	8.3%	2.8%
2019	6,265	20,160		26,425		0.8%	9.1%	5.7%
2020	5,616	163,593	(2)	169,209		5.0%	14.1%	3.1%	(5)
2021	3,740	277,546		281,286		8.4%	22.5%	2.9%
2022	1,522	366,323		367,845		11.0%	33.5%	3.5%
2023	1,550	330,010		331,560		9.9%	43.4%	3.9%
2024	1,333	300,000		301,333		9.0%	52.4%	4.2%
2025	904	40,000		40,904		1.2%	53.6%	3.9%
2026	688	39,886		40,574		1.2%	54.8%	6.6%
2027	573	683,600		684,173		20.4%	75.2%	3.8%
Thereafter	18,552	811,500		830,052		24.8%	100.0%	4.3%
Total	$45,540	$3,307,618		$3,353,158	(3)	100.0%
Notes:

1)	Our $275.0 million unsecured term loan matures on November 21, 2018, subject to a one-year extension at our option.

2)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of March 31, 2018, there was $103.0 million outstanding under this credit facility.

3)
The total debt maturities differ from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of March 31, 2018.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
March 31, 2018

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Cocowalk	Coconut Grove, FL	Shopping center redevelopment to include demolition of three story east wing of the property and construction of a 77,000 square foot 5-story office building with an additional 13,000 square feet of ground floor retail	6%-7%	$73 - $77	$11	2020
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$20	2018
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$9	2018
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$7	2018
Willow Lawn	Richmond, VA	Demolition of small shop and mini anchor spaces to construct new 49,000 square foot anchor space to accommodate new sporting goods retailer and new 17,000 square foot building for relocation of existing tenant	7%	$10	$5	2018
Pike 7 Plaza	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$7	2019
Mercer Mall	Lawrenceville, NJ	Redevelopment of recently acquired office building pre-leased to a single tenant user	7%	$9	$7	2018
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$1	2019
Dedham Plaza	Dedham, MA	New 4,000 square foot pad site for restaurant tenant	8%	$2	$2	2018
Willow Lawn	Richmond, VA	Conversion of vacant 5,000 square foot pad building to retail use to accommodate new 3,500 square foot fast casual restaurant tenant. Remainder of pad building to be demolished to construct new 2,200 square foot Starbucks pad site	8%	$2	$1	2019
Total Active Redevelopment projects (4)			7%	$153-$157	$70

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
March 31, 2018

							Projected POI Delivered
							(as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2018	2019	Expected Opening Timeframe
					(in millions)	(in millions)

Assembly Row	Somerville, MA
Phase II		- 161,000 SF of retail - 447 residential units - 158 boutique hotel rooms	7%	(5)	$280 - 295	$269	50%	90%	- 64,000 square feet of retail has opened, remaining tenants projected to open through 2018.
									- Residential building opened in September 2017 with deliveries expected through 2Q 2018.
									- 741,500 SF Partners Healthcare office space (built by Partners) opened in 2016.
		- 122 for-sale condominium units	—	(6)	$74 - 79	$74			- Closings commenced 1Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase II		- 216,000 SF of retail - 272 residential units - 177 boutique hotel rooms	6-7%	(5)	$200 - 207	$187	60%	85%	- 154,000 square feet of retail has opened, remaining tenants projected to open through 2018.

									- Residential building opened in August 2017 with deliveries expected through 2Q 2018
		- 99 for-sale condominium units	—	(6)	$60-62	$59			- Closings commenced 1Q 2018
Future Phases		- 1M SF of commercial	TBD		TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 284,000 SF of office	7%		$205 - 215	$77	—	TBD	- Commenced construction 4Q 2016
		- 29,000 SF of retail & 1,300 parking spaces							- Opening projected 2019
Future Phases		- 321,000 SF of commercial	TBD		TBD
		- 395 residential units
		- 1M SF of commercial across from Santana Row
Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.
(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds. Phase II total costs and costs to date include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
March 31, 2018

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Melville Mall	Huntington, NY
	Federal Plaza	Rockville, MD	Mercer Mall	Lawrenceville, NJ
	Flourtown	Flourtown, PA	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Fresh Meadows	Queens, NY
	Bethesda Row	Bethesda, MD	Hastings Ranch Plaza	Pasadena, CA
	Brick Plaza	Brick, NJ	Northeast	Philadelphia, PA
	Crossroads	Highland Park, IL	Riverpoint Center	Chicago, IL
	Darien	Darien, CT	The Shops at Sunset Place	South Miami, FL
	Dedham Plaza	Dedham, MA	Third Street Promenade	Santa Monica, CA
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site (3)	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 1 million square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 1 million square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington, DC-MD-VA	$46,309		10	115,000	90%		46,000	Harris Teeter
Bethesda Row		Washington, DC-MD-VA	226,734		17	534,000	93%	180	40,000	Giant Food	Apple / Equinox / Multiple Restaurants
Congressional Plaza	(3)	Washington, DC-MD-VA	102,577		21	325,000	98%	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	5,346		2	35,000	69%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	14,016		10	144,000	94%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	70,040		18	249,000	98%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center		Washington, DC-MD-VA	64,816		29	264,000	95%		73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	38,106		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington, DC-MD-VA	27,458		16	207,000	96%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	35,409		19	260,000	89%		58,000	Giant Food	CVS
Idylwood Plaza		Washington, DC-MD-VA	16,915		7	73,000	95%		30,000	Whole Foods
Laurel		Washington, DC-MD-VA	57,434		26	389,000	86%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington, DC-MD-VA	36,619		26	236,000	94%		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	160,500	70,625	36	364,000	90%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	84,737		29	570,000	95%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington, DC-MD-VA	7,926		10	92,000	97%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington, DC-MD-VA	29,234		25	227,000	100%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington, DC-MD-VA	103,478		14	299,000	84%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	572,233		24	405,000	100%	740			iPic Theater / Porsche / H & M / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington, DC-MD-VA	46,094		13	164,000	100%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington, DC-MD-VA	46,224		10	117,000	93%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington, DC-MD-VA	39,040		16	267,000	96%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	51,453	4,451	12	187,000	93%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington, DC-MD-VA	10,827	20,697	14	N/A	96%	282
Sam's Park & Shop		Washington, DC-MD-VA	13,416		1	48,000	86%
Tower Shopping Center		Washington, DC-MD-VA	21,940		12	112,000	86%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	4,667		5	50,000	87%		11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	64,833	6,660	16	264,000	87%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	20,685		12	83,000	98%		20,000	Balducci's	CVS
		Total Washington Metropolitan Area	2,019,066		451	6,199,000	93%

California
Azalea	(3)	Los Angeles-Long Beach-Anaheim, CA	107,347	40,000	22	222,000	100%				Marshalls / Ross Dress for Less / Ulta / CVS
Bell Gardens	(3)	Los Angeles-Long Beach-Anaheim, CA	99,904	13,123	29	330,000	97%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Petco
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,517		1	62,000	100%	12			Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	90,839		22	241,000	95%		32,000	Sprouts	Orchard Supply Hardware / Rite Aid / Total Wine & More
East Bay Bridge		San Francisco-Oakland-Fremont, CA	178,950		32	441,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Escondido Promenade	(3)	San Diego, CA	49,577		18	299,000	99%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Toys R Us
Fourth Street	(3)	San Francisco-Oakland-San Jose, CA	23,890		3	71,000	55%				CB2 / Ingram Book Group
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,651		15	273,000	98%				Marshalls / HomeGoods / CVS / Sears
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	6,185		<1	23,000	81%
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	46,330		3	179,000	80%				Marshalls / L.A. Fitness / La La Land
Kings Court	(5)	San Jose, CA	11,668		8	80,000	100%		31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	36,931		8	98,000	94%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(3)	Los Angeles-Long Beach-Anaheim, CA	72,942		12	106,000	100%				Target / 24 Hour Fitness / Fallas Stores
Plaza Del Sol	(3)	Los Angeles-Long Beach-Anaheim, CA	17,934	8,538	4	48,000	100%				Marshalls
Plaza Pacoima	(3)	Los Angeles-Long Beach-Anaheim, CA	50,359		18	204,000	100%				Costco / Best Buy
Plaza El Segundo / The Point	(3)	Los Angeles-Long Beach-Anaheim, CA	281,534	125,000	50	495,000	96%		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Santana Row		San Jose, CA	880,996		45	885,000	98%	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
San Antonio Center	(5)	San Francisco-Oakland-San Jose, CA	73,733		33	376,000	97%		11,000	Trader Joe's	Walmart / Kohl's / 24 Hour Fitness
Sylmar Towne Center	(3)	Los Angeles-Long Beach-Anaheim, CA	43,527	17,271	12	148,000	91%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	79,129		2	209,000	98%				Banana Republic / Old Navy / J. Crew
Westgate Center		San Jose, CA	154,474		44	647,000	99%		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / Burlington
		Total California	2,348,417		381	5,437,000	97%

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	77,752		46	422,000	77%				AMC / Barnes & Noble / Ulta / DSW
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	47,610	11,500	11	98,000	96%				Banana Republic / Gap / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	50,277		9	93,000	97%	4	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	90,425		17	403,000	99%		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		Nassau-Suffolk, NY	31,707		13	106,000	96%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	14,127		1	36,000	100%				Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	29,081		15	134,000	99%		61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	47,380		21	279,000	99%				Nordstrom Rack / Bed, Bath & Beyond / Buy Buy Baby / Michaels
Huntington Square		Nassau-Suffolk, NY	12,191		18	74,000	85%				Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	89,483		21	251,000	95%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(6)	Trenton, NJ	128,265	55,529	50	530,000	98%		75,000	Shop Rite	TJ Maxx / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	125,002	43,600	21	193,000	98%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		Newark, NJ	36,895		19	211,000	99%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	780,195		262	2,830,000	95%

Philadelphia Metropolitan Area

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Andorra		Philadelphia, PA-NJ	25,907		22	264,000	88%		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia, PA-NJ	41,715		23	294,000	100%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia, PA-NJ	34,555		28	268,000	93%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	16,982		24	156,000	99%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	22,133		21	227,000	97%		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness
Lawrence Park		Philadelphia, PA-NJ	35,151		29	374,000	97%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia, PA-NJ	30,696		19	288,000	85%				Marshalls / Burlington / A.C. Moore
Town Center of New Britain		Philadelphia, PA-NJ	15,276		17	124,000	90%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia, PA-NJ	30,272		13	211,000	96%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	42,891		14	251,000	99%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	295,578		210	2,457,000	95%

New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	748,871		65	825,000	99%	258	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Atlantic Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	25,763		13	123,000	96%		64,000	Stop & Shop
Campus Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	30,551		15	116,000	98%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	42,930	6,187	37	222,000	99%	56			Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	40,839		19	241,000	96%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Quincy, MA-NH	148,925		19	223,000	98%	7	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	18,295		17	149,000	100%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	15,275		15	168,000	100%		55,000	Super Stop & Shop	Kmart
		Total New England	1,080,818		228	2,115,000	99%

South Florida
Cocowalk	(3) (7)	Miami-Ft Lauderdale	119,508		3	172,000	75%				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	68,510		17	196,000	91%		44,000	Winn Dixie	CVS
The Shops at Sunset Place	(3)	Miami-Ft Lauderdale	123,624	66,064	10	523,000	75%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Ft Lauderdale	97,591		67	426,000	99%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / DSW
		Total South Florida	409,233		97	1,317,000	85%

Baltimore
Governor Plaza		Baltimore, MD	27,293		24	243,000	98%		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore, MD	31,109		29	396,000	100%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore, MD	115,344	52,705	35	314,000	99%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore, MD	17,548		4	32,000	92%

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Towson Residential (Flats @ 703)		Baltimore, MD	22,342		1	4,000	100%	105
White Marsh Plaza		Baltimore, MD	25,596		7	80,000	96%		54,000	Giant Food
White Marsh Other		Baltimore, MD	33,938		21	70,000	97%
		Total Baltimore	273,170		121	1,139,000	99%

Chicago
Crossroads		Chicago, IL	33,884		14	168,000	99%				L.A. Fitness / Binny's / Guitar Center
Finley Square		Chicago, IL	38,391		21	278,000	87%				Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Portillo's
Garden Market		Chicago, IL	14,618		2	140,000	99%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago, IL	120,125		17	211,000	96%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	207,018		54	797,000	94%

Other
Barracks Road		Charlottesville, VA	68,162		40	498,000	98%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford, CT	31,773		22	266,000	96%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Raleigh-Durham-Chapel Hill, NC	34,643		17	159,000	94%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit, MI	19,828		20	217,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	14,139	4,907	11	127,000	98%		75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	41,092	4,286	15	169,000	97%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond-Petersburg, VA	98,825		37	463,000	99%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / DSW
		Total Other	308,462		162	1,899,000	98%

Grand Total			$7,721,957	$551,143	1,966	24,190,000	95%	2,509

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(2)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	This property includes interests in five buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2018

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2018	78	100%	403,250	$31.51	$25.91	$2,258,454	22%	31%	6.7	$7,422,889	$18.41
4th Quarter 2017	80	100%	300,511	$34.75	$30.19	$1,369,494	15%	27%	6.2	$9,763,062	$32.49
3rd Quarter 2017	82	100%	399,619	$38.24	$33.43	$1,922,439	14%	27%	7.4	$10,411,714	$26.05
2nd Quarter 2017	100	100%	397,555	$45.55	$40.16	$2,144,347	13%	27%	9.6	$18,524,282	$46.60
Total - 12 months	340	100%	1,500,935	$37.67	$32.54	$7,694,734	16%	28%	7.7	$46,121,947	$30.73

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2018	31	40%	203,038	$28.44	$19.61	$1,792,929	45%	53%	9.2	$7,127,676	$35.11
4th Quarter 2017	39	49%	158,213	$32.66	$27.27	$853,245	20%	31%	7.9	$9,545,231	$60.33
3rd Quarter 2017	36	44%	165,289	$40.97	$33.19	$1,285,427	23%	36%	8.4	$8,563,714	$51.81
2nd Quarter 2017	37	37%	161,605	$34.63	$29.36	$850,568	18%	31%	8.9	$10,708,134	$66.26
Total - 12 months	143	42%	688,145	$33.87	$26.92	$4,782,169	26%	37%	8.6	$35,944,755	$52.23

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2018	47	60%	200,212	$34.62	$32.30	$465,525	7%	17%	4.6	$295,213	$1.47
4th Quarter 2017	41	51%	142,298	$37.07	$33.44	$516,249	11%	23%	4.6	$217,831	$1.53
3rd Quarter 2017	46	56%	234,330	$36.31	$33.59	$637,012	8%	20%	6.7	$1,848,000	$7.89
2nd Quarter 2017	63	63%	235,950	$53.04	$47.55	$1,293,779	12%	25%	9.8	$7,816,148	$33.13	(7)
Total - 12 months	197	58%	812,790	$40.88	$37.30	$2,912,565	10%	22%	7.1	$10,177,192	$12.52

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2018					81	405,556		$31.69	6.7	$7,831,363	$19.31
4th Quarter 2017					91	344,768		$35.68	6.8	$10,887,204	$31.58
3rd Quarter 2017					90	424,492		$39.33	7.6	$12,087,142	$28.47
2nd Quarter 2017					111	432,164		$46.16	9.5	$19,131,023	$44.27
Total - 12 months					373	1,606,980		$38.46	7.9	$49,936,732	$31.07

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $7.5 million of the Tenant Improvements & Incentives is attributable to one 20 year anchor tenant renewal; total Tenant Improvements & Incentives without this lease would be $1.58 per square foot.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at Phase 2 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 2 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
March 31, 2018

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2018	531,000	3%	$19.39	561,000	8%	$35.15	1,092,000	5%	$27.48
2019	2,118,000	14%	$18.61	843,000	12%	$38.28	2,961,000	13%	$24.21
2020	1,373,000	9%	$16.90	956,000	13%	$41.04	2,328,000	10%	$26.81
2021	1,711,000	11%	$22.00	901,000	13%	$44.00	2,611,000	12%	$29.59
2022	2,081,000	14%	$17.90	975,000	14%	$42.32	3,056,000	14%	$25.69
2023	1,562,000	10%	$19.86	774,000	11%	$44.31	2,336,000	10%	$27.96
2024	1,107,000	7%	$16.27	538,000	8%	$45.39	1,645,000	7%	$25.79
2025	883,000	6%	$23.18	459,000	6%	$40.65	1,342,000	6%	$29.16
2026	573,000	4%	$26.17	358,000	5%	$44.71	932,000	4%	$33.30
2027	757,000	5%	$33.40	442,000	6%	$47.62	1,200,000	5%	$38.65
Thereafter	2,695,000	17%	$19.11	320,000	4%	$50.86	3,015,000	14%	$22.48
Total (3)	15,391,000	100%	$20.08	7,127,000	100%	$42.49	22,518,000	100%	$27.18

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2018	322,000	2%	$19.47	410,000	6%	$34.65	731,000	3%	$27.97
2019	532,000	3%	$18.77	571,000	8%	$37.84	1,103,000	5%	$28.64
2020	216,000	1%	$17.72	610,000	8%	$40.48	827,000	4%	$34.52
2021	382,000	2%	$27.28	528,000	7%	$47.60	911,000	4%	$39.06
2022	347,000	2%	$22.97	570,000	8%	$41.10	917,000	4%	$34.24
2023	425,000	3%	$21.55	472,000	7%	$41.55	897,000	4%	$32.08
2024	559,000	4%	$20.82	344,000	5%	$44.87	903,000	4%	$29.99
2025	383,000	3%	$22.76	406,000	6%	$42.06	788,000	3%	$32.69
2026	465,000	3%	$26.51	376,000	5%	$42.22	841,000	4%	$33.54
2027	694,000	5%	$19.13	478,000	7%	$45.94	1,172,000	5%	$30.05
Thereafter	11,066,000	72%	$19.48	2,362,000	33%	$43.95	13,428,000	60%	$23.78
Total (3)	15,391,000	100%	$20.08	7,127,000	100%	$42.49	22,518,000	100%	$27.18

Notes:
(1)	Anchor is defined as a tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of March 31, 2018.
(3)	Represents occupied square footage as of March, 31 2018.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2018

Overall Portfolio Statistics (1)	At March 31, 2018			At March 31, 2017

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	24,190,000	22,931,000	94.8%	23,134,000	21,884,000	94.6%

Residential Properties (units)	2,509	2,333	93.0%	1,899	1,828	96.3%

Comparable Property Statistics (1)	At March 31, 2018			At March 31, 2017

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (sf)	21,289,000	20,282,000	95.3%	21,308,000	20,264,000	95.1%

Residential Properties (units)	1,406	1,355	96.4%	1,406	1,353	96.2%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At March 31, 2018 leased percentage was 97.6% for anchor tenants and 89.1% for small shop tenants.
(4)	Occupied percentage was 93.3% and 93.1% at March 31, 2018 and 2017, respectively, and comparable property occupied percentage was 93.8% and 93.5% at March 31, 2018 and 2017, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2018

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A+ / A2 / NR	$17,599,000	2.88%	973,000	4.02%	30
2	Ahold Delhaize	BBB / Baa1 / BBB	$17,500,000	2.86%	1,036,000	4.28%	17
3	Gap, Inc., The	BB+ / Baa2 / BB+	$13,382,000	2.19%	366,000	1.51%	27
4	Bed, Bath & Beyond, Inc.	BBB / Baa2 / NR	$13,347,000	2.18%	736,000	3.04%	20
5	Splunk, Inc.	NR / NR / NR	$10,585,000	1.73%	235,000	0.97%	1
6	L.A. Fitness International LLC	B+ / B2 / NR	$9,833,000	1.61%	426,000	1.76%	10
7	CVS Corporation	BBB / Baa1 / NR	$9,320,000	1.52%	248,000	1.03%	19
8	AMC Entertainment Inc.	B+ / B2 / B	$7,267,000	1.19%	317,000	1.31%	6
9	Best Buy Co., Inc.	BBB / Baa1 / BBB-	$6,633,000	1.08%	231,000	0.95%	5
10	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	B / Ba3 / NR	$6,218,000	1.02%	198,000	0.82%	33
11	Michaels Stores, Inc.	BB- / Ba2 / NR	$6,176,000	1.01%	330,000	1.36%	14
12	Kroger Co., The	BBB / Baa1 / BBB	$6,032,000	0.99%	529,000	2.19%	11
13	Home Depot, Inc.	A / A2 / A	$5,929,000	0.97%	440,000	1.82%	5
14	Dick's Sporting Goods, Inc.	NR / NR / NR	$5,694,000	0.93%	240,000	0.99%	5
15	Bank of America, N.A.	A- / A3 / A	$5,631,000	0.92%	105,000	0.43%	23
16	DSW, Inc	NR / NR / NR	$5,495,000	0.90%	222,000	0.92%	11
17	Hudson's Bay Company (Saks, Lord & Taylor)	B / B3 / NR	$5,380,000	0.88%	220,000	0.91%	4
18	Ross Stores, Inc.	A- / A3 / NR	$5,269,000	0.86%	295,000	1.22%	10
19	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$5,038,000	0.82%	195,000	0.81%	5
20	Whole Foods Market, Inc.	A+ / Baa1 / NR	$4,724,000	0.77%	167,000	0.69%	4
21	Barnes & Noble, Inc.	NR / NR / NR	$4,459,000	0.73%	207,000	0.86%	8
22	Starbucks Corporation	A- / A3 / A-	$4,233,000	0.69%	69,000	0.29%	42
23	Ulta Beauty, Inc.	NR / NR / NR	$4,205,000	0.69%	117,000	0.48%	11
24	AB Acquisition LLC (Acme, Safeway)	B / B1 / NR	$4,164,000	0.68%	412,000	1.70%	7
25	Wells Fargo Bank, N.A.	A- / A2 / A+	$4,130,000	0.68%	52,000	0.21%	16
	Totals - Top 25 Tenants		$188,243,000	30.78%	8,366,000	34.58%	344

	Total:		$611,674,000	(2)	24,190,000	(4)	2,922

Notes:
(1)	Credit Ratings are as of March 31, 2018. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of March 31, 2018.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
March 31, 2018

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2018. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of March 31, 2018.

	Full Year 2018 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.05	$3.21
Adjustments:
Estimated gain on sale of real estate, net	(0.04)	(0.04)
Estimated depreciation and amortization	3.07	3.07
Estimated FFO per diluted share	$6.08	$6.24

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended
	March 31,
	2018	2017
	(in thousands)
Net income	$62,931	$58,070
Interest expense	26,184	23,758
Other interest income	(179)	(106)
Provision for income tax (1)	834	—
Depreciation and amortization	58,110	51,379
Gain on sale of real estate (1)	(4,306)	(178)
Adjustments of EBITDAre of unconsolidated affiliates	417	111
EBITDAre	$143,991	$133,034
(1) Gain on sale of real estate and provision for income tax for the three months ended March 31, 2018 primarily relates to condominium sales gains.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.